Exhibit 10.57
Execution Copy
JOINDER AND AMENDMENT NO. 1 TO
TRIBECA FORBEARANCE AGREEMENT
     THIS JOINDER AND AMENDMENT NO. 1 TO TRIBECA FORBEARANCE AGREEMENT (this “Amendment”) is entered into at Columbus, Ohio, as of March 31, 2008 (the “Amendment Effective Date”), by and among the BORROWERS listed on Schedule 1 hereto (each, a “Borrower” and collectively, the “Borrowers”), including without limitation, TRIBECA LENDING CORP., a New York corporation (“Tribeca”), FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware corporation, in its capacity as Guarantor hereunder and in its capacity as servicer (“FCMC” or “Guarantor”), and THE HUNTINGTON NATIONAL BANK (“Huntington” or “Lender”). This Amendment amends and modifies a certain Tribeca Forbearance Agreement and Amendment to Credit Agreements dated as of December 28, 2007 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Forbearance Agreement”) by and among the Borrowers (other than the Additional Subsidiaries), Tribeca, FCMC and Lender. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Forbearance Agreement.
RECITALS:
     A. As of December 28, 2007, the Borrowers (other than the Additional Subsidiaries), Tribeca, FCMC and Lender executed the Forbearance Agreement amending and restating the terms of certain extensions of credit to the Borrowers and Tribeca, as applicable; and
     B. As of December 28, 2007, the Borrowers (other than the Additional Subsidiaries) executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (A Note) in the original principal sum of $400,000,000 (the “ Existing Tranche A Note”); and
     C. As of December 28, 2007, the Borrowers (other than the Additional Subsidiaries) executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-1 Note) in the original principal sum of $22,783,296.75 (the “Existing Tranche B-1 Note”); and
     D. As of December 28, 2007, the Borrowers (other than the Additional Subsidiaries) executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-2 Note) in the original principal sum of $22,783,296.75 (the “Existing Tranche B-2 Note”); and
     E. As of December 28, 2007, the Borrowers (other than the Additional Subsidiaries) executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-3 Note) in the original principal sum of $22,783,296.75 (the “Existing Tranche B-3 Note”); and
     F. As of December 28, 2007, the Borrowers (other than the Additional Subsidiaries) executed and delivered to Lender, inter alia, an Amended and Restated Promissory Note (B-4 Note) in the original principal sum of $22,783,296.75 (the “Existing Tranche B-4 Note”); and together with the Existing Tranche A Note, the Existing Tranche B-1 Note, the Existing Tranche B-2 Note, and the Existing Tranche B-3 Note, collectively, the “Notes”; and
     G. Lender has required all Subsidiaries of Tribeca to be parties to the Forbearance Agreement, the Notes and the other Loan Documents, and Tribeca XVI 2004 Corp and Tribeca LI 2005 Corp. (the “Additional Subsidiaries” and individually, an “Additional Subsidiary”) are each a Subsidiary of Tribeca and are not parties signatory to the Forbearance Agreement, the Notes or other Loan Documents previously and desire to join as Borrowers to the Forbearance Agreement, the Notes and the other Loan Documents; and
     H. Tribeca, FCMC and the applicable Borrowers have failed to comply with certain provisions of Section 11, “Certain Post-Closing Deliverables,” of the Forbearance Agreement by failing to deliver certain financial statements, schedules, documents and other items as required by the Forbearance Agreement, and Section 12(d), “Interest Coverage Ratios,” of the Forbearance Agreement for the monthly period ending January 31, 2008, by failing to maintain a minimum ratio of Adjusted EBITDA to Interest Expense, as required by the Forbearance Agreement (collectively, the “Identified Forbearance Defaults”), and each of the Acknowledged Defaults are continuing; and
     I. Tribeca, FCMC and the Borrowers have requested that Lender extend additional credit to Tribeca and the other Borrowers for the purpose of paying in full a certain loan (the “BOS Loan”) made by BOS (USA) Inc. to Tribeca LI 2005 Corp. pursuant to the terms of a certain Master Credit and Security Agreement among BOS (USA) Inc., Tribeca and Tribeca LI 2005 Corp. dated as of March 24, 2006, and the promissory notes, guaranties and other agreements, instruments and documents executed in connection therewith (collectively, the “BOS Loan Documents”), and Lender is willing to so upon the terms and subject to the conditions contained herein provided that BOS (USA) Inc. concurrently purchase from Lender a participation interest in the Tranche A Advances in an amount not less than the outstanding balance of the BOS Loan as of the Effective Date, subject to a participation agreement satisfactory to Lender in all respects; and
     J. Tribeca, FCMC and the Borrowers have requested that Lender (i) join the Additional Subsidiaries as Borrowers and parties to the Forbearance Agreement and the other Loan Documents, (ii) amend and modify certain terms and covenants in the Forbearance Agreement and (iii) extend the time periods or modify the requirements for Tribeca, FCMC and the Borrowers to satisfy certain post-closing deliverables composing the Identified Forbearance Defaults, and Lender is willing to do so upon the terms and subject to the conditions contained herein.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:
     1. Joinder. Each Additional Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Subsidiary will be a Borrower under the Forbearance Agreement, each Note and each other Loan Document and shall have all of the obligations of a Borrower thereunder as if it had executed the Forbearance Agreement, each Note and each other Loan Document. Each Additional Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Forbearance Agreement, each Note and each other Loan Document, including without limitation (a) all of the representations and warranties of the Borrowers set forth in Section 9 of the Forbearance Agreement, and (b) all of the covenants set forth in Section 12 of the Forbearance Agreement.
     2. Definitions Added. The following defined terms are hereby added to Section 2, “Certain Defined Terms,” of the Forbearance Agreement in their correct alphabetical order and shall recite as follows:
“Amendment No. 1” shall mean a certain Joinder and Amendment No. 1 to Tribeca Forbearance Agreement dated as of March 31, 2008.
“Reserves” shall mean such reserves as Lender reasonably deems appropriate to establish in such amounts, and with respect to such matters, as Lender in its good faith discretion shall deem necessary or appropriate, including without limitation, reserves with respect to (i) sums that FCMC, Tribeca or any Borrower is required to pay pursuant to its contractual obligations (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases), (ii) Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law in and to an item of Collateral, and (iii) up to $5,000,000 at any time as a reserve for the payment of any Required Payment or interest under any Advance, or any fees or expenses owing or anticipated to be owing to Lender under the terms of any Loan Document.
     3. Definitions Amended. The definitions of “Tranche A,” “Tranche B,” “Tranche B-1,” “Tranche B-2,” “Tranche B-3,” “Tranche B-4,” “Tranche A Commitment,” “Tranche B Commitment,” “Minimum Tranche A Payment Amount” and “Minimum Tranche B Payment Amount” set forth in the Recitals to the Forbearance Agreement or Section 2, “Certain Defined Terms,” of the Forbearance Agreement are hereby amended to recite as follows:
“Tranche A” means a term loan facility made by Lender to the Borrowers in the original principal amount of $400,000,000, as reduced by certain payments made in respect thereof between the Forbearance Effective Date and March 31, 2008, and as increased to $410,859,753.55, as of March 31, 2008.
“Tranche B” means a term loan facility made by Lender to the Borrowers in the original principal amount of $91,133,187, as reduced by certain payments made in respect thereof between the Forbearance Effective Date and March 31, 2008, and as increased to $98,774,361.20, as of March 31, 2008, divided into four (4) sub-tranches, with the first such sub-tranche being in the original amount of $22,783,296.75, as increased to $24,131,090.30

(“Tranche B-1”) as of March 31, 2008, and the second, third and fourth sub-tranches, each being in the original amount of $22,783,296.75 and as increased to $24,881,090.30, each referred to as “Tranche B-2,” “Tranche B-3” and “Tranche B-4”.
“Tranche A Commitment” shall mean the commitment of Lender to make a Tranche A Advance in the original aggregate amount of $400,000,000, as increased to $410,859,753.55.
“Tranche B Commitment” shall mean the commitment of Lender to make a Tranche B Advance in the original aggregate amount of $91,133,187, as increased to $98,774,361.20.
“Minimum Tranche A Payment Amount” shall mean (i) with respect to any Payment Date other than the Tranche A Termination Date, $3,900,000, and (ii) with respect to the Tranche A Termination Date, the amount necessary to repay the aggregate outstanding unpaid principal balance of the Tranche A Advances in full.
“Minimum Tranche B Payment Amount” shall mean (i) with respect to any Payment Date other than the Tranche B Termination Date, $275,000, which amount will be allocated first to Tranche B-1 Advances, second to Tranche B-2 Advances, third to Tranche B-3 Advances, and fourth to Tranche B-4 Advances (each in the inverse order of maturing payments) and (ii) with respect to the Tranche B Termination Date, the amount necessary to repay the aggregate outstanding unpaid principal balance of the Tranche B Advances in full.
     4. Amendment to Section 3 (b). Paragraph (b) of Section 3, “Amended and Restated Advances” of the Forbearance Agreement is hereby amended to recite in its entirety as follows:
     (b) Tranche B Advances. Lender agrees, on the Forbearance Effective Date, to convert a portion of the outstanding principal amount of Lender’s Commercial Loans equal to Lender’s Tranche B Commitment into four term loans to the Borrowers, each in an amount of $22,783,296.75, and increase such amounts as of March 31, 2008 as set forth below (each aggregate amount so converted, a “Tranche B Advance” and, collectively, the “Tranche B Advances”; and each such proportionate portion thereof a “Tranche B-1 Advance” in the amount of $24,131,090.30 as of March 31, 2008, and “Tranche B-2 Advance”, “Tranche B-3 Advance”, and “Tranche B-4 Advance” each in the amount of $24,881,090.30 as of March 31, 2008, and collectively, the “Tranche B-1 Advances”, “Tranche B-2 Advances”, “Tranche B-3 Advances”, and “Tranche B-4 Advances”). Any portion of the Tranche B Advances that is subsequently repaid or prepaid may not be reborrowed.

     5. Amendments to Waterfall. Paragraph (d), “Collateral Collection,” of Section 5, “Payments of Interest and Principal on the Advances,” of the Forbearance Agreement is hereby amended to recite in its entirety as follows:
     (d) Collateral Collection. Without in any way limiting the obligations of the Borrowers to make the payments of principal and interest that are required to be made in respect of the Advances pursuant to Sections 5(a) and 5(b) (with respect to any Payment Date, the “Required Payments”), the Borrowers hereby authorize and direct Lender, on each Payment Date, to apply all Collections received from and after the immediately preceding Payment Date (or, in the case of the first Payment Date, from and after the Forbearance Effective Date) to but excluding such Payment Date (the aggregate amount of such Collections, minus any Reserves established during such period, being the “Applicable Collections Amount” in respect of such Payment Date) in the following order of priority:
first, to the payment of interest on the Tranche A Advances as calculated for such Payment Date;
second, to the payment of interest on the Tranche B Advances as calculated for such Payment Date;
third, to the payment of amounts constituting additional periodic payments of interest required under any Interest Rate Hedge Agreement to Lender in full;
fourth, to pay the Minimum Tranche A Payment Amount for such Payment Date;
fifth, to pay the Minimum Tranche B Payment Amount for such Payment Date;
sixth, to prepay the outstanding principal amount of the Tranche A Advances until the same are paid in full, with such prepayments being applied in the inverse order of maturity to the remaining Minimum Tranche A Payment Amounts;
seventh, to prepay the outstanding principal amount of the Tranche B Advances until the same are paid in full, with such prepayments being applied in the order set forth in the definition of Minimum Tranche B Payment Amounts;
eighth, to repay any Obligations (other than payments constituting additional period payments of interest payable under item “third” above) under any Interest Rate Hedge Agreement to Lender in full;

ninth, [Reserved]; and
tenth, to pay Franklin Advances until paid in full and then to Guarantor for the benefit of the Borrowers.
Furthermore, notwithstanding the foregoing applications of Collections, all Collections arising from the sale, lease or other disposition of REO Property purchased or acquired directly or as a result of an intercompany advance from FCMC or any subsidiary thereof to any Borrower with any “Tranche D Advance” (as defined in the Franklin Forbearance Agreement) shall be used first to repay the principal of the revolving credit portion of any such Tranche D Advance until the same is paid in full and then applied pursuant to clauses first through tenth of this Section 5(d).
     6. Amendments to Financial Reporting. Paragraph (c) of Section 10, “Financial Statements,” of the Forbearance Agreement is hereby amended to recite as follows:
     (c)(i) as soon as available and in any event within 30 days after the end of each monthly fiscal period of each fiscal year of Guarantor, (A) the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and (B) the related unaudited consolidated statements of income and retained earnings for Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (C) accompanied by a certificate of the chief financial officer of Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and shall contain a calculation of the financial covenants contained in Section 12 (d);
     (ii) as soon as available and in any event within 20 days after the end of each monthly fiscal period of each fiscal year, a thirteen (13) consecutive week statement of Guarantor and its Subsidiaries projecting prospective cash receipts and cash payments, disbursements and advances for the 13 week consecutive period beginning on the first day after such month-end; and
     (iii) as soon as available and in any event within 20 days after the end of each monthly fiscal period of each fiscal year of Guarantor, a schedule of REO Properties in form satisfactory to Lender.
     7. Post Closing Items. Section 11, “Certain Post-Closing Deliverables,” of the Forbearance Agreement is hereby amended to recite in its entirety as follows:
11. Certain Post-Closing Deliverables.

     Tribeca, FCMC and the Borrowers shall comply with each requirement set forth on Schedule 11 to Amendment No. 1 within the time period specified therein (or such later date as Lender may agree in writing). Each Borrower, Tribeca and FCMC agree to deliver to Lender, on a post-closing basis, the items described in Schedule 11 attached to Amendment No. 1, each in form and content satisfactory to Lender (the “Post-Closing Items”). Each Borrower, Tribeca and FCMC agree to deliver the Post-Closing Items to Lender no later than the time periods specified in Schedule 11 (or such later date as Lender may agree in writing). The failure to deliver any Post-Closing Item by the required date shall constitute a Forbearance Default. Upon Lender’s demand therefor, each Borrower, Tribeca and FCMC will indemnify, protect, defend and hold harmless Lender for and against all losses, damages, and expenses incurred by Lender arising from or relating to FCMC’s, Tribeca’s or any Borrower’s failure to deliver any Post-Closing Item in accordance with Amendment No. 1.
     8. Amendment to Financial Covenants. The first sentence of Paragraph (d), “Interest Coverage Ratios,” of Section 12, “Covenants,” of the Forbearance Agreement is hereby amended to recite as follows:
     (d) Interest Coverage Ratios. Until such time as all Tranche A Advances and Tranche B Advances are indefeasibly paid in full, Guarantor and each Subsidiary, on a consolidated basis, shall maintain for each quarterly period (i) a ratio of Adjusted EBITDA to Adjusted Interest Expense of not less than 1.25 to 1.00, and (ii) a ratio of Adjusted EBITDA to Interest Expense of not less than 1.05 to 1.00, with each such ratio being determined (A) beginning March 31, 2008, and continuing as of the end of each quarter through and including September 30, 2008, as of the end of each such quarter for the period from January 1, 2008, through the end of such quarter of determination (on a year-to-date basis), and (B) beginning December 31, 2008, and continuing as of the end of each quarter thereafter, for the most recently-ended twelve consecutive (12) month period ending on such date.
     9. Amendment to Interest Rate Hedge Agreement. Paragraph (h), “Interest Rate Hedge Agreement,” of Section 12, “Covenants,” of the Forbearance Agreement is hereby amended to recite as follows:
     (h) Interest Rate Hedge Agreement. At all times after April 30, 2008, the Borrowers and Guarantor, together with all Interest Rate Hedge Agreements entered into by FCMC with Lender, shall at all times use their best efforts to maintain in effect one or more Interest Rate Hedge Agreements with respect to the Advances, in an aggregate notional principal amount of not less than $1,000,000,000, in the aggregate, which Interest Rate Hedge Agreements shall have the effect of establishing a maximum interest rate to be agreed by Lender and Guarantor with respect to such notional principal amount, each such Interest Rate Hedge Agreement to be in form and substance satisfactory to the Lender and with a term to be agreed by Lender and Guarantor.
     10. Amendment to Limitation on Liens. Paragraph (j), “Limitation on Liens,” of Section 12, “Covenants,” of the Forbearance Agreement is hereby amended to recite as follows:
(j) Limitation on Liens. Neither the Company nor any Borrower shall, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of its Property, except for (i) Liens (not otherwise permitted hereunder) that are created in connection with the purchase of fixed assets and equipment necessary in the ordinary course of such Borrower’s business, subject to the provisions of the Loan Documents, and (ii) Liens on the Collateral created pursuant to any Loan Document.
     11. Amendment to REO Properties. Paragraph (k), “REO Properties,” of Section 12, “Covenants,” of the Forbearance Agreement is hereby amended to recite as follows:
(k) REO Properties. Not later than June 30, 2008, Guarantor, the applicable Borrower or such other Subsidiary having any REO Property shall grant to Lender a first Lien Mortgage on such Person’s REO Properties to secure the Advances pursuant to Loan Documents and deliver such other closing requirements or documents as are satisfactory to Lender. In addition, at all times on and after March 31, 2008, upon any acquisition of each REO Property, each Borrower will assign the rights to bid on or purchase such REO Property so that all REO Properties will be owned by a designated Borrower or other Subsidiary satisfactory to Lender and shall provide to Lender a first and exclusive Lien on the stock of such Subsidiary, and a negative pledge on all of the assets of such Subsidiary, except for Liens in favor of Lender.
     12. Amendment to Limitation on Sale of Assets. Paragraph (q), “Limitation on Sale of Assets,” of Section 12, “Covenants,” of the Forbearance Agreement is hereby amended to recite as follows:
(q) Limitation on Sale of Assets. Neither Guarantor nor any Borrower shall convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or any material portion of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer any material portion or all of its assets to any Person other than a “putback” to sellers of Mortgages Loans, the proceeds of which are used to repay Advances to Lender.

     13. Waiver of Identified Forbearance Defaults. Lender hereby waives the Identified Forbearance Defaults for the period through and including March 31, 2008.
     14. Consent to Certain Originations. Pursuant to the first sentence of Section 12 (g) of the Forbearance Agreement, Lender hereby consents to FCMC, Tribeca or any Borrower originating any Mortgage Loan in order to refinance any existing Mortgage Loan in which FCMC or any Borrower has an interest which Lender has approved for purchase and subsequent sale in the secondary market or which Lender determines are qualified for purchase by Fannie Mae (formerly known as the Federal National Mortgage Association) or Freddie Mac (formerly known as the Federal Home Loan Mortgage Corporation), or any successor of either of the foregoing; provided that the proceeds of any such refinancing or Mortgage Loan are paid to Lender for application pursuant to Section 5 (d) of the Forbearance Agreement.
     15. Replacement of Schedule 1. Schedule 1 to the Forbearance Agreement is hereby amended and replaced with the Schedule 1 attached to this Amendment.
     16. Addition of Schedule 11. Schedule 11 to the Forbearance Agreement is hereby attached to this Amendment as Schedule 11.
     17. Conditions of Effectiveness. This Amendment shall become effective as of the Amendment Effective Date, upon satisfaction of all of the following conditions precedent:
     (a) Lender shall have received execution and delivery of, by all parties signatory thereto, originals, or completion as the case may be, to the satisfaction of Lender and its counsel, containing such information requested by Lender and its counsel and reflecting the absence of any material fact or issues and in all respect satisfactory to Lender, each of the following Loan Documents:
(i)	Three duly executed copies of this Amendment;

(ii)	Duly executed Amended and Restated Promissory Notes for each of
A. Tranche A
B. Tranche B-1
C. Tranche B-2
D. Tranche B-3
E. Tranche B-4
(iii)	Joinders to Security Agreement by Additional Subsidiaries;

(iv)	Resolutions of the Additional Subsidiaries;

(v)	Concurrence of M & I;

     (vi) Evidence of Termination of the BOS Agreement and each other BOS Loan Document, including without limitation the Intercreditor Agreement, Control Agreements and any other agency agreements;
     (vii) Payoff Letter from BOS (USA) Inc., inter alia, containing a Schedule of filed UCC financing statements and authorizing the termination of each UCC financing statement filed against any Borrower, and terminating the Custody Agreement with U.S. Bank National Association;
     (viii) Assignment and Assumption of Custodial Agreement dated March 24, 2006, by and among Tribeca, Tribeca LI 2005 Corp., U.S. Bank National Association and BOS (USA) Inc. in respect of Mortgage Notes and other collateral currently held for BOS (USA) Inc.;
     (ix) Original Trust Receipt for Mortgage Notes and other collateral currently held for BOS (USA) Inc.;
     (x) Amended and Restated Participation Agreement with M & I Marshall & Ilsley Bank;
     (xi) Amended and Restated Participation Agreement with Huntington Finance LLC;
     (xii) Participation Agreement with BOS (USA) Inc.; and
     (xiii) Opinion of Counsel.
     (b) Lender shall have received a fee in respect of this Amendment in the amount of $10,000.00; and
     (c) The representations contained in the immediately following paragraph shall be true and accurate.
     18. Representations and Warranties. Each Borrower and FCMC represent and warrant to Lender as follows: except in respect of the Acknowledged Defaults, (a) after giving effect to this Amendment, each representation and warranty made by or on behalf of such Borrower and FCMC in the Forbearance Agreement and in any other Loan Document is true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by such Borrower and FCMC of this Amendment and each other Loan Document have been duly authorized by all requisite corporate or organizational action on the part of such Borrower and FCMC and will not violate any Constituent Document (as defined below) of such Borrower and FCMC; (c) this Amendment has been duly executed and delivered by such Borrower and FCMC, and each of this Amendment, the Forbearance Agreement and each other Loan Document as amended hereby constitutes the legal, valid and binding obligation of such Borrower and FCMC, enforceable against such Borrower and FCMC in accordance with the terms thereof; and (d) no event has occurred and is continuing, and no condition exists, which would constitute a Forbearance Default. “Constituent Document” means with respect to any entity, each of (i) the articles or certificate of incorporation or organization or partnership agreement (or equivalent organizational documents) of such entity, (ii) the regulations, by-laws or operating agreement (or equivalent governing documents) of such entity and (iii) any document setting forth the designation, amount or relative rights, limitations and preferences of any class or series of capital stock, warrants, options or other equity interests.
     19. Ratification and Reaffirmation. Each Borrower and FCMC agree (i) that all the obligations, indebtedness and liabilities of such Borrower and FCMC to Lender under the Forbearance Agreement are the valid and binding obligations of such Borrower and FCMC respectively; (ii) that the obligations, indebtedness and liabilities of such Borrower and FCMC evidenced by each Note executed and delivered by the each Borrower are valid and binding without any present right of offset, claim, defense or recoupment of any kind and are hereby ratified and confirmed in all respects; and (iii) that the Liens and security interests granted to Lender as security for all obligations and liabilities of each Borrower and FCMC under the Forbearance Agreement and the Notes are valid and binding and are hereby ratified and confirmed in all respects.
     20. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Amendment, each reference in the Forbearance Agreement to “Forbearance Agreement and Amendment to Credit Agreements,” “Forbearance Agreement,” “Agreement,” the prefix “herein,” “hereof,” or words of similar import, and each reference in the Loan Documents to the Forbearance Agreement, shall mean and be a reference to the Forbearance Agreement as amended hereby. (b) Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Forbearance Agreement and the other Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which Lender may have hereunder or thereunder. Nothing in this Amendment shall constitute an novation. The amendments set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of Lender’s rights under, or of any other term or provisions of, the Forbearance Agreement or any other Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of Lender.
     21. Waiver and Release of All Claims and Defenses; Communications.
     (a) Tribeca, FCMC and each Borrower, for itself and its respective successors and assigns, agents, employees, officers and directors, hereby forever waive, relinquish, discharge and release all defenses and Claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against (i) Lender, its successors, assigns, directors, officers, shareholders, agents, employees and attorneys, and (ii) all participants in any Commercial Loans or Advances, such participants’ successors, assigns, directors, officers, shareholders, agents, employees and attorneys, (iii) any obligation evidenced by any Credit Agreement, any promissory note, instrument or other Loan Document in connection therewith, and (iv) any Collateral, in each instance, which Tribeca, FCMC or any Borrower, may have or may have made at any time up through and including the date of this Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by Tribeca, FCMC or any Borrower. “Claims” means all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated of contingent, in contract, tort, at law or in equity, which Tribeca, FCMC, each Borrower or any or them ever had, claimed to have, now has, or shall or may have. The term Claims also includes all causes of action, liabilities and rights arising under or by virtue of any Credit Agreement, promissory note or other document or any transaction entered into in connection therewith. Nothing contained in this Amendment prevents enforcement of this waiver and release.
     (b) Each party to this Amendment acknowledges and agrees that one purpose of this Amendment is to facilitate the resolution of the Identified Forbearance Defaults and the Acknowledged Defaults and that, consistent with such purpose, no part of any oral or written communications between or among Tribeca, any Borrower, FCMC or Lender regarding the transactions contemplated in this Amendment, exclusive of this written Amendment itself (collectively, “Communications”), shall be utilized or deemed to be admissible as evidence in any litigation involving any party to this Amendment. Communications shall be deemed to constitute “compromise negotiations,” and not to constitute evidence that is “discoverable,” as those phrases are used in the Federal Rules of Evidence and any applicable state rules of evidence, and no Communications shall be deemed to constitute evidence that is otherwise admissible for any other purpose.
     (c) The release and communication provisions provided by paragraphs (a) and (b) of this Section, shall survive and continue in full force and effect notwithstanding the occurrence of a Forbearance Default under the terms of this Amendment or the termination of this Amendment.
     22. No Waiver. Nothing in this Amendment shall be construed to waive, modify, or cure any default or Event of Default or Forbearance Default (other than the Identified Forbearance Defaults) that exist that exists or may exist under the Forbearance Agreement or other Loan Document.
     23. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AMENDMENT OR ANY LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     24. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together will constitute one and the same instrument. Receipt by Lender of a facsimile copy of an executed signature page hereof will constitute receipt by Lender of an executed counterpart of this Amendment.
     25. Costs and Expenses. FCMC and each Borrower agree to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Lender’s counsel with respect thereto.
     26. Further Assurances. FCMC and each Borrower hereby agree to execute and deliver such additional documents, instruments and agreements reasonably requested by Lender as may be reasonably necessary or appropriate to effectuate the purposes of this Amendment.
     27. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.
     28. Headings. Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.
     29. Patriot Act Notice. Lender hereby notifies FCMC and each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 10756, signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies FCMC and each Borrower, which information includes the name and address of FCMC and each Borrower and other information that will allow Lender to identify FCMC or any Borrower in accordance with the Act.
[Signature Pages Follow.]

     IN WITNESS WHEREOF, the Borrowers, Tribeca, FCMC and Lender have hereunto set their hands as of the date first set forth above.

EACH BORROWER LISTED ON SCHEDULE 1 ATTACHED HERETO:

By:	/s/ Alexander Gordon Jardin
Name: Alexander Gordon Jardin
Title: as Chief Executive Officer of, and on behalf of, each Borrower listed on Schedule 1 attached hereto.

Address for Notices: 101 Hudson St., 25th Floor
Jersey City, N.J. 07302
Fax: 201-604-4400
Attention: General Counsel

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Fax: 212-715-8346
Attention: J. Michael Mayerfeld

TRIBECA LENDING CORP.

By:	/s/ Alexander Gordon Jardin
Name: Name: Alexander Gordon Jardin
Title: Chief Executive Officer Address for Notices: Same as above

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Thomas J. Axon
Name: Thomas J. Axon
Title: President

Address for Notices: Same as above
Signature Page to Joinder and Amendment No. 1 to Tribeca Forbearance Agreement

THE HUNTINGTON NATIONAL BANK

By:	/s/ Alan D. Seitz
Name: Alan D. Seitz
Title: Senior Vice President

Address for Notices:

The Huntington National Bank
41 South High Street
Columbus, Ohio 43215
Attn: Special Assets
Fax: (614) 480-3795

With a copy to:
Porter Wright Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Attn: Jack R. Pigman and Timothy E. Grady
Fax: (614) 227-2100
Signature Page to Joinder and Amendment No. 1 to Tribeca Forbearance Agreement

SCHEDULE 1
[See Attached]

SCHEDULE 1
Tribeca Subsidiaries
TRIBECA LENDING CORP.
TRIBECA L 2005 CORP.
TRIBECA LII 2005 CORP.
TRIBECA LIII 2005 CORP.
TRIBECA LIV 2005 CORP.
TRIBECA LIX 2006 CORP.
TRIBECA LV 2005 CORP.
TRIBECA LVI 2005 CORP.
TRIBECA LVII 2006 CORP.
TRIBECA LVIII 2006 CORP.
TRIBECA LX 2006 CORP.
TRIBECA LXI 2006 CORP.
TRIBECA LXII 2006 CORP.
TRIBECA LXIII 2006 CORP.
TRIBECA LXIV 2006 CORP.
TRIBECA LXIV CORP.
TRIBECA LXIX 2006 CORP.
TRIBECA LXV 2006 CORP.
TRIBECA LXV CORP.
TRIBECA LXVI 2006 CORP.
TRIBECA LXVII 2006 CORP.
TRIBECA LXVIII 2006 CORP.
TRIBECA LXX 2006 CORP.
TRIBECA LXXI 2006 CORP.
TRIBECA LXXII 2006 CORP.
TRIBECA LXXIII 2006 CORP.
TRIBECA LXXIV 2006 CORP.
TRIBECA LXXIX 2007 CORP.
TRIBECA LXXV 2006 CORP.
TRIBECA LXXVI 2006 CORP.
TRIBECA LXXVII 2006 CORP.
TRIBECA LXXVIII 2006 CORP.
TRIBECA LXXX 2007 CORP.
TRIBECA LXXXI 2007 CORP.
TRIBECA LXXXII 2007 CORP.
TRIBECA LXXXIII 2007 CORP.
TRIBECA LXXXIV 2007 CORP.
TRIBECA LXXXIX 2007 CORP.
TRIBECA LXXXV 2007 CORP.
TRIBECA LXXXVI 2007 CORP.
TRIBECA LXXXVII 2007 CORP.
TRIBECA LXXXVIII 2007 CORP.
TRIBECA XC 2007 CORP.
TRIBECA XCI 2007 CORP.
TRIBECA XCII 2007 CORP.
TRIBECA XCIII 2007 CORP.
 1

SCHEDULE 1
Tribeca Subsidiaries
TRIBECA XCIV 2007 CORP.
TRIBECA XCV 2007 CORP.
TRIBECA XIX 2004 CORP.
TRIBECA XV 2004 CORP.
TRIBECA XVII 2004 CORP.
TRIBECA XVIII 2004 CORP.
TRIBECA XX 2004 CORP.
TRIBECA XXI 2004 CORP.
TRIBECA XXII 2004 CORP.
TRIBECA XXIII 2004 CORP.
TRIBECA XXIV 2004 CORP.
TRIBECA XXIX 2005 CORP.
TRIBECA XXV 2004 CORP.
TRIBECA XXVI 2004 CORP.
TRIBECA XXVII 2004 CORP.
TRIBECA XXVIII 2004 CORP.
TRIBECA XXX 2005 CORP.
TRIBECA XXXI 2005 CORP.
TRIBECA XXXII 2005 CORP.
TRIBECA XXXIII 2005 CORP.
TRIBECA XXXIV 2005 CORP.
TRIBECA XXXIX 2005 CORP.
TRIBECA XXXV 2005 CORP.
TRIBECA XXXVI 2005 CORP.
TRIBECA XXXVII 2005 CORP.
TRIBECA XXXVIII 2005 CORP.
TRIBECA XXXX 2005 CORP.
TRIBECA XXXXI 205 CORP.
TRIBECA XXXXI 2005 CORP.
TRIBECA XXXXII 2005 CORP.
TRIBECA XXXXIII 2005 CORP.
TRIBECA XXXXIV 2005 CORP.
TRIBECA XXXXIX 2005 CORP.
TRIBECA XXXXV 2005 CORP.
TRIBECA XXXXVI 2005 CORP.
TRIBECA XXXXVII 2005 CORP.
TRIBECA XXXXVIII 2005 CORP.
Tribeca XVI 2004 Corp.
Tribeca LI 2005 Corp.
 2

SCHEDULE 11

	2008 Date Due	Tribeca Post-Closing Item
1.	March 31	For each bank where any deposit account is maintained, a fully executed deposit account control agreement for each deposit account of Guarantor or any Borrower, and if Guarantor and each Borrower fail to so deliver such control agreements within such time frame, each such Person shall close such deposit accounts and establish replacement accounts at Lender. The following DACA is pending:
a.  North Fork Bank

2.	March 31	A thirteen (13) consecutive week statement of Guarantor and its Subsidiaries projecting prospective cash receipts and cash payments, disbursements and advances for the 13 week consecutive period beginning on the first day after such month-end.

3.	March 31	FCMC shall deliver to Lender its financial statements for the fiscal quarter and year-to-date period ending September 30, 2007.

4.	April 30	Guarantor shall have deposited with Lender a copy of each software program in which Guarantor has an interest and any data which are necessary to conduct all loan servicing activities of Guarantor, except to the extent Guarantor is prohibited by any effective license agreement from so depositing a copy. Further if Guarantor is prohibited by any license agreement from so depositing a copy, Guarantor shall use its best efforts to secure a licensor consent to the pledge of such software in form satisfactory to Lender. Licensor Consents to be obtained with:
• MortgageFlex Systems, Inc.
• Nobel Systems Corporation.

6.	June 30	Guarantor, Tribeca, any other applicable Borrower or such other Subsidiary owning or having control of any REO Property shall grant to Lender a first Lien Mortgage on such Person’s REO Properties to secure the Advances pursuant to mortgages, deeds of trust or other Loan Documents and other closing conditions or documents as are satisfactory to Lender.